Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-206831 and No. 333-202801) and Form S-8 (No. 333-207420 and No. 333-204514) of Blue Bird Corporation of our reports dated December 12, 2019, relating to the consolidated financial statements, and financial statement supplemental schedule, and the effectiveness of  Blue Bird Corporation's internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Atlanta, Georgia
December 12, 2019